Sento Corporation Announces Deal to Provide Outsourced Contact Center
                  Support to PENTAX in Europe and North America

             Sento will Allow PENTAX to Reduce Fixed Expenses While
                        Maintaining Customer Satisfaction

Salt Lake City, Utah - November 15, 2005 - Sento Corporation (Nasdaq: SNTO), a right- channeling solutions leader, announced that PENTAX has chosen the company to provide outsourced phone and e-mail support for technical and service-related questions on the photography innovation leaders' film and digital camera product lines in Europe and North America. The multi-year deal announced previously on Sento's Q2 earnings call will allow Sento to extend its expertise in consumer electronics to a leading corporation in the rapidly growing digital photography industry.

PENTAX needed an outsourcing solution that would be transparent to its customer and dealer base and was seeking a true global partner that could provide the highest caliber of agents skilled in both technology and customer service to deliver a positive support experience.

"When making our decision, we were impressed with the fact that Sento's contact center agents had the complete skill sets and background to ensure that we would be able to make the transition to outsourcing as seamless and smooth as possible," said Phil Kerswill, manager of Consumer Services for PENTAX. "It was critical to us that when the switch happened that there would be no disruption in service to our customers. Sento's agents were able to pull this off without a hitch."

Another important factor in PENTAX's decision was the positive relationship that its sister company in Europe had already established with Sento. With both companies using Sento for their outsourced contact center needs, the expectation is that it will help in the exchange of information and in consistency of service around the world.

"As I discussed on our recent Q2 earnings call, we are very pleased that our reputation and work in Europe will ultimately enable our two companies to work more closely together to continue to maintain the highest levels of customer service and support," said Patrick O'Neal, president and chief executive officer for Sento. "Once again, the experience level of our agents has been recognized and has proven to be an important differentiator for Sento."

About Sento Corporation
-----------------------
Sento Corporation (www.sento.com) specializes in Right ChannelingSM, a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives, and reduce service costs. Through our proprietary Customer Choice PlatformSM, we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service, and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, and email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, and AON Warranty Group.

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Forward-Looking Statements

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes, or intentions regarding future events. Words such as "expects," "intends," "estimates," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

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Contact: Julie Blake
         Emerge PR
         (617) 729-3174
         jblake@emergepr.com